Exhibit 4.1

KPMG LLP 1959 Upper Water Street Suite 1500 Purdy’s Wharf Tower 1 Halifax NS B3J 3N2	Telephone (902) 492-6000 Fax (902) 429-1307 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

GoGold Resources Inc.

We consent to the use of our report, dated December 30, 2013 with respect to the consolidated financial statements included in this Registration Statement on Form F-80.

January 23, 2014

Halifax, Canada